EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8, No. 333-258555) pertaining to the ArcBest Corporation Ownership Incentive Plan,
(2)	Registration Statement (Form S-8, No. 333-231245) pertaining to the ArcBest Corporation Ownership Incentive Plan, previously known as the Arkansas Best Corporation 2005 Ownership Incentive Plan,
(3)	Registration Statement (Form S-8, No. 333-174637) pertaining to the Arkansas Best Corporation 2005 Ownership Incentive Plan,
(4)	Registration Statement (Form S-8, No. 333-127055) pertaining to the Arkansas Best Corporation 2005 Ownership Incentive Plan, and
(5)	Registration Statement (Form S-8, No. 033-52877) pertaining to the Arkansas Best Corporation Employees’ Investment Plan;

of our report dated March 3, 2025, with respect to the consolidated financial statements of ArcBest Corporation included in this Annual Report (Form 10-K) of ArcBest Corporation for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Rogers, Arkansas

February 25, 2026